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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: OCTOBER 23, 1997

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

            0-12771                               95-3630868
     (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                  10260 CAMPUS POINT DRIVE, SAN DIEGO, CA 92121
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (619) 546-6000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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                                    FORM 8-K

ITEM 5.  OTHER EVENTS.

         As previously reported, on November 20, 1996, the Registrant entered into a definitive acquisition agreement (the "Agreement") to purchase Bell Communications Research, Inc. ("Bellcore"), a provider of communications software, engineering and consulting services, which is presently owned by the seven regional Bell operating companies. The consummation of the transaction is subject to a number of contingencies and conditions, including regulatory approvals.

         On October 3, 1997, the New York State Public Service Commission ("NYPSC") issued an order (the "Order") approving the transfer to the Registrant of the interest in Bellcore beneficially owned by New York Telephone Company, subject to the execution and filing by New York Telephone Company of an unconditional acceptance of the terms of the Order. The Registrant does not believe that there are any additional outstanding regulatory approvals required under the Agreement. However, the Registrant has been advised that New York Telephone Company has not filed an unconditional acceptance of the Order and is seeking an alternative order. Consequently, under its terms, the Order may be revoked by the NYPSC without further notice.

         As of the date of this filing, the acquisition has not been consummated and is not expected to be consummated prior to the end of the third quarter ending October 31, 1997. There can be no assurance as to when or whether the Bellcore acquisition will be completed. If the transaction has not been consummated by January 31, 1998, the Agreement may be terminated either by Registrant or by Bellcore shareholders owning five of Bellcore's seven outstanding shares.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



(Registrant)                            SCIENCE APPLICATIONS
                                        INTERNATIONAL CORPORATION



Date: October 23, 1997                  By: /s/ Douglas E. Scott
                                           --------------------------------
                                                Douglas E. Scott
                                        Its:    Senior Vice President
                                                and General Counsel